UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2011 (Date of earliest event reported)
Eastern Light Capital, Incorporated (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-12941 (Commission File Number)	94-3240473 (IRS Employer Identification Number)

100 Pine Street Suite 560, San Francisco, CA (Address of principal executive offices)		94111 (Zip Code)
415-693-9500 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Eastern Light Capital, Inc. (the "Company") announced today that the Company has been notified by the Compliance Staff ("Staff") of the NYSE Amex LLC (the "Exchange") that the Company has not timely regained compliance with Section 1003(a)(iii) of the Exchange's Company Guide due to stockholders' equity of less than $6,000,000. As a result, the notice indicated that the Company's securities are subject to delisting from the Exchange unless the Company requests a hearing before the Exchange's Listing Qualifications Panel (the "Panel"). As disclosed on July 30, 2010, the Staff previously granted the Company's request for an extension to evidence compliance with the Exchange's stockholders' equity requirement, through November 7, 2011.

The Company intends to request a hearing before the Panel at which it will request continued listing on the Exchange. Based on the hearing request, it is expected that the Company's securities will remain listed and eligible for trading on the Exchange until the Panel renders a decision following the hearing. However, there can be no assurance that following the hearing the Panel will grant the Company's request for continued listing on the Exchange.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Eastern Light Capital, Incorporated dated November 15, 2011

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2011	EASTERN LIGHT CAPITAL, INCORPORATED By: /s/ Richard J. Wrensen Richard J. Wrensen Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Eastern Light Capital, Incorporated dated November 15, 2011